Exhibit 5.1

MOOMJIAN, WAITE & COLEMAN, LLP

100 Jericho Quadrangle

Suite 208

Jericho, New York 11753

(516) 937-5900

June 30, 2017

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Lakeland Industries, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the filing by Lakeland Industries, Inc. (the “Registrant”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), covering the registration of 360,000 shares (the “Shares”) of common stock, par value $.01 per share, of the Registrant to be issued in connection with the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”).

As counsel for the Registrant, we have examined and are familiar with its corporate records, including (i) the Registrant’s Restated Certificate of Incorporation as presently in effect, (ii) the Registrant’s Amended and Restated By-Laws as presently in effect, (iii) corporate minutes and other instruments evidencing actions taken by the Registrant’s directors and stockholders pertaining to the 2017 Plan, and (iv) the 2017 Plan. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, and the authenticity of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the Delaware General Corporation Law, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).

Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold, when issued in accordance with the terms of the 2017 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and as an exhibit to any filing made by the Registrant under the securities or other laws of any state of the United States in which the Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Moomjian, Waite & Coleman, LLP

Moomjian, Waite & Coleman, LLP

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